MANAGEMENT SERVICES AGREEMENT

     This Management Services Agreement (the "Agreement") is entered into this 1st day of September 2006, (the "Effective Date"), by and between White Mountain Titanium Corporation, a Nevada corporation ("WMTC"), and C. E. Jenkins (the "Service Provider").

                                  RECITALS:

     A. WMTC, through its wholly owned Chilean subsidiary, owns a rutile mineral property known as the Cerro Blanco project located in Region III of Chile and is or proposes to carry on mining operations on the project.

     B. Pursuant to Section 15(d) of the U.S. Securities Act, WMTC is subject to the reporting requirements of the U.S. Securities Exchange Act, including the preparation and filing of quarterly and annual reports which include the financial statements and financial information of WMTC.

     C. WMTC desires to engage the services of the Service Provider on a part-time basis as Chief Financial Officer and the Service Provider is willing to accept such appointment.

     NOW, THEREFORE, in consideration of the mutual terms and conditions set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1.   Services and Duties.

          a. Appointment as CFO. Service Provider shall be appointed, and shall accept appointment, as Chief Financial Officer of WMTC, which shall include service as the principal financial officer of WMTC.

          b. Services to be Performed. Service Provider shall provide on an average basis approximately 50% of his billable time to WMTC-related issues, including, but not limited to, the following tasks:

            * Prepare, or supervise the preparation of, WMTC's quarterly and annual financial statements in conformity with U.S. Generally Accepted Accounting Standards.

            * Prepare, or supervise the preparation of, the MD&A sections and other financial information for WMTC's quarterly and annual reports to be filed with the U.S. Securities and Exchange Commission on Forms 10-QSB and 10-KSB, respectively (the "SEC Reports").

            * Prepare annual operating budgets as well as monthly cash flow and variance reports for distribution to the board of directors.

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            *  Establish and maintain disclosure controls and procedures (as defined in U.S. Securities Exchange Act Rules 13a-15(e) and 15d-15(e)) in order to (i) ensure that material information relating to WMTC, including its consolidated subsidiaries, is made known to management by others within those entities, particularly during the period in which any SEC Report is being prepared; (ii) evaluate the effectiveness of WMTC's disclosure controls and procedures and present in its SEC Reports the conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by such report based on such evaluation; and
               (iii) report in any SEC Report any change in WMTC's internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, WMTC's internal control over financial reporting.

            * Disclose to WMTC's auditors and the audit committee all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which are reasonably likely to adversely affect the ability of WMTC to record, process, summarize and report financial information and any fraud, whether or not material, that involves management or other employees who have a significant role in WMTC's internal control over financial reporting.

            * Perform such other related functions as directed by the President or Executive Chairman or as customarily performed by a chief financial officer.

          c. Performance of Duties. All services provided by the Service Provider hereunder shall be performed in a timely manner and in accordance with good and standard professional practice.

          d. Conflicts of Interest. During the term of this Agreement, Service Provider shall not carry on or be engaged in or concerned with or advise in the operating of any other business or enterprise which is in conflict with his obligations under this Agreement or in competition with WMTC or its subsidiary.

     2.   Compensation and Reimbursable Expenses.

          a. Monthly Fee. In consideration of the services provided by Service Provider, WMTC shall pay to Service Provider C$5,000 per month plus Goods and Services Tax in Canada, with the monthly fee amount pro rated for any partial month of service. Payments hereunder shall be made against invoice on or before the fifteenth (15th) day of the calendar month following the month in which such services were provided.

          b. Common Stock Purchase Options. Upon execution of this Agreement, Service Provider shall also be granted 100,000 5-year options priced at 100% of the fair market value of WMTC common stock at the Effective Date. Vesting for the options will be as follows: 25% immediately and 12.5% as of the end of each three-month period thereafter until fully

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

vested. All options will be subject to the terms, definitions and provisions of WMTC's Stock Option Plan which document is incorporated herein by reference.

          c. Office Space. WMTC will provide to Service Provider the use of reasonable office space at the offices of WMTC for the times he performs the services set forth herein at the WMTC offices.

     3. Term and Renewal. Subject to the terms of Section 4 of this Agreement, the term of this Agreement shall be for a period of one year from the Effective Date, unless it is terminated earlier as provided herein. Beginning on that date, and on each anniversary thereafter, unless it is terminated earlier as provided herein or WMTC delivers written notice to Service Provider of its intention not to extend the Agreement at least ninety
(90) days before such anniversary date, the term of this Agreement shall automatically be extended for one additional year. The restrictive covenants in paragraph 5 hereof shall survive the termination of this Agreement.

     4.   Termination.

          a. Termination Without Cause. Either WMTC or Service Provider may terminate this Agreement at any time without cause (as defined below), provided that the terminating party gives written notice of termination to the other party at least ninety (90) days before the date of such termination.

          b. Termination For Cause. WMTC shall be entitled at any time, with or without prior notice, to terminate this Agreement for cause, in which case no compensation or other fees (other than such fees that have already been earned by Service Provider) shall be payable to Service Provider after such termination. "Cause" means Service Provider's (i) gross negligence in the performance or non-performance of any material duties to WMTC;
(ii) commission of any material criminal act or fraud or of any act that affects adversely the reputation of WMTC; (iii) habitual neglect of Service
Provider's duties that are required to be performed under this Agreement;
(iv) dishonesty; or (v) gross misconduct. Such termination shall not prejudice any other remedy under law or equity of WMTC and the failure of WMTC to terminate Service Provider when cause exists shall not constitute the waiver of WMTC's right to terminate this Agreement at a later time.
Termination under this paragraph shall be considered for cause for purposes of this Agreement.

     5. Confidential Information. Service Provider recognizes and acknowledges that certain information, including, but not limited to, information pertaining to the financial condition of WMTC, its systems, methods of doing business, agreements with customers or suppliers, or other aspects of the business of WMTC or which are sufficiently secret to derive economic value from not being disclosed (hereinafter "Confidential Information") may be made available or otherwise come into the possession of Service Provider by reason of this engagement with WMTC. Accordingly, Service Provider agrees that he will not (either during or after the term of this engagement with WMTC) disclose any Confidential Information to any person, firm, corporation, association, or other entity for any reason or purpose whatsoever or make use to his personal advantage or to the advantage of any third party, of any Confidential

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

Information, without the prior written consent of WMTC. Service Provider shall, upon termination of this engagement, return to WMTC all documents which reflect Confidential Information (including copies thereof). Notwithstanding anything heretofore stated in this paragraph, Service Provider's obligations under this Agreement shall not, after termination of Service Provider's engagement with WMTC, apply to information which has become generally available to the public without any action or omission of Service Provider (except that any Confidential Information which is disclosed to any third party by an employee or representative of WMTC who is authorized to make such disclosure shall be deemed to remain confidential and protectable under this provision).

     6. Independent Contractor. Service Provider agrees that in performing this Agreement, he is acting as an independent contractor and not as an employee or agent of WMTC. All services hereunder may, but need not, be performed at the offices of WMTC. As independent contractor, Service Provider shall not be eligible for any benefits which WMTC may provide to its employees. All persons, if any, hired by Service Provider to perform this Agreement shall be employees of Service Provider and shall not be construed as employees or agents of WMTC in any respect. Service Provider shall be responsible for all taxes, insurance and other costs and payments legally required to be withheld or provided in connection with Service Provider's performance of this Agreement, including without limitation, all withholding taxes, worker's compensation insurance, and similar costs.

     7.   Miscellaneous Provisions.

          a. Notice. All notices required or permitted hereunder shall be in writing and shall be deemed effective: (1) upon personal delivery; (2) when sent by facsimile at the number set forth below; or (3) in the case of delivery by internationally recognized overnight delivery service, when received, addressed as follows:

     If to WMTC to:

               2150-1188 West Georgia Street
               Vancouver, British Columbia
               Canada  V6E 4A2
               Attn:  Brian Flower, CFO
               FAX:  (604) 669-4776

     With a copy (which shall not constitute notice) to:

               Ronald N. Vance
               Attorney at Law
               57 West 200 South
               Suite 310
               Salt Lake City, UT  84101
               FAX:  (801) 359-9310

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     If to Service Provider, to:

               4546 Holly Park Court
               Delta, BC
               Canada  V4K 4S7
               FAX:  (604 ) 669-4776

or to such other address or addresses, or facsimile number or numbers, as either party shall designate to the other in writing from time to time by like notice.

          b. Attorneys' Fees. If any legal action or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties will be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

          c. Additional Remedies. Service Provider acknowledges and agrees that, in the event he shall violate any of the restrictions of paragraph 5 hereof, WMTC will be without adequate remedy at law and will therefor be entitled to enforce such restrictions by temporary or permanent injunctive or mandatory relief obtained in an action or may have at law or in equity, and Service Provider hereby consents to the jurisdiction of such court for such purpose, provided that reasonable notice of any proceeding is given, it being understood that such injunction shall be in addition to any remedy which WMTC may have at law or otherwise.

          d. Entire Agreement; Modification; Waiver. This Agreement constitutes the entire agreement between or among the parties pertaining to the subject matter contained in it and supersedes all prior and contemporaneous agreements, representations, and understandings of the parties. No supplement, modification, or amendment of this Agreement will be binding unless executed in writing by all the parties or the applicable parties to be bound by such amendment. No waiver of any of the provisions of this Agreement will constitute a waiver of any other provision, whether or not similar, nor will any waiver constitute a continuing waiver. No waiver will be binding unless executed in writing by the party making the waiver.

          e. Survival of Covenants, Etc. All covenants, representations and warranties made herein shall survive the making of this Agreement and shall continue in full force and effect for a period of two years from the termination date of this Agreement, at the end of which period no claim may be made with respect to any such covenant, representation, or warranty unless such claim shall have been asserted in writing to the indemnifying party during such period.

          f. Assignment. This Agreement, as it relates to the engagement of Service Provider, is a personal contract and the rights and interests of Service Provider hereunder may not be sold, transferred, assigned, pledged or hypothecated, without the prior written consent of WMTC, which consent may be withheld for any reason.

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          g.   Binding on Successors.  This Agreement will be binding on, and will inure to the benefit of, the parties to it and their respective heirs, legal representatives, successors, and assigns.

          h. Governing Law and Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of Utah, U.S.A., without reference to the choice of law principals thereof. The parties hereto irrevocably submit to the jurisdiction of the Courts of the State of Utah, U.S.A., located in Salt Lake County and the United States District Court of Utah in any action arising out of or relating to this Agreement, and hereby irrevocably agree that all claims in respect of such action may be heard and determined in such state or federal court. The parties hereto irrevocably waive, to the fullest extent they may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. The parties further agree, to the extent permitted by law, that final and unappealable judgment against any of them in any action or proceeding contemplated above shall be conclusive and may be enforced in any other jurisdiction within or outside the United States by suit on the judgment, a certified copy of which shall be conclusive evidence of the fact and amount of such judgment.

          i. Rights Are Cumulative. The rights and remedies granted to the parties hereunder shall be in addition to and cumulative of any other rights or remedies either may have under any document or documents executed in connection herewith or available under applicable law. No delay or failure on the part of a party in the exercise of any power or right shall operate as a waiver thereof nor as an acquiescence in any default nor shall any single or partial exercise of any power or right preclude any other or further exercise thereof or the exercise of any other power or right.

          j. Severability. If any provision of this Agreement is held invalid or unenforceable by any court of final jurisdiction, it is the intent of the parties that all other provisions of this Agreement be construed to remain fully valid, enforceable, and binding on the parties.

          k. Drafting. This Agreement was drafted with the joint participation of the parties and/or their legal counsel. Any ambiguity contained in this Agreement shall not be construed against any party as the draftsman, but this Agreement shall be construed in accordance with its fair meaning.

          l. Headings. The descriptive headings of the various paragraphs or parts of this Agreement are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

          m. Number and Gender. Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include the singular and the plural, and pronouns stated in either the masculine, the feminine, or the neuter gender shall include the masculine, feminine, and neuter.

          n. Counterparts; Facsimile Execution. This Agreement may be executed in any number of counterparts and all such counterparts taken together shall be deemed to

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constitute one instrument.  Delivery of an executed counterpart of this
Agreement by facsimile or email shall be equally as effective as delivery of a manually executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by facsimile or email also shall deliver a manually executed counterpart of this Agreement, but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability, or binding effect of this Agreement.

          o. Full Knowledge. By their signatures, the parties acknowledge that they have carefully read and fully understand the terms and conditions of this Agreement, that each party has had the benefit of counsel, or has been advised to obtain counsel, and that each party has freely agreed to be bound by the terms and conditions of this Agreement.

     IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement the respective day and year set forth below.

WMTC:                              White Mountain Titanium Corporation


Date:  September 6, 2006           By /s/ Michael P. Kurtanjek
                                      Michael P. Kurtanjek, President

Service Provider:

Date:  September 7, 2006           /s/ C.  E.  Jenkins
                                   C. E. Jenkins



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